Exhibit 5.1

JONES DAY

NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114-1190

TELEPHONE: (216) 586-3939 • FACSIMILE: (216) 579-0212

September 13, 2012

ConAgra Foods, Inc.

One ConAgra Drive

Omaha, Nebraska 68102-5001

Re:	$250,000,000 Aggregate Principal Amount of 1.350% Senior Notes due 2015;
$250,000,000 Aggregate Principal Amount of 2.100% Senior Notes due 2018; and
$250,000,000 Aggregate Principal Amount of 3.250% Senior Notes due 2022
of ConAgra Foods, Inc.

Ladies and Gentlemen:

We are acting as counsel for ConAgra Foods, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of $250,000,000 aggregate principal amount of 1.350% Senior Notes due 2015, $250,000,000 aggregate principal amount of 2.100% Senior Notes due 2018 and $250,000,000 aggregate principal amount of 3.250% Senior Notes due 2022 of the Company (collectively, the “Notes”), pursuant to the Underwriting Agreement, dated as of September 10, 2012 (the “Underwriting Agreement”), entered into by and among the Company and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting as representatives of the several underwriters named therein. The Notes are being issued pursuant to the Indenture, dated as of October 8, 1990 (as amended, supplemented or otherwise modified through the date hereof, the “Indenture”), between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. and The Chase Manhattan Bank (National Association)), as trustee (the “Trustee”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Notes constitute valid and binding obligations of the Company.

For purposes of the opinion expressed herein, we have assumed that (i) the Trustee has authorized, executed and delivered the Indenture, (ii) the Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and (iii) the Indenture is the valid, binding and enforceable obligation of the Trustee.

The opinion expressed herein is limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

ATLANTA — BEIJING — BRUSSELS — CHICAGO — CLEVELAND — COLUMBUS — DALLAS — FRANKFURT — HONG KONG — HOUSTON IRVINE — LONDON — LOS ANGELES — MADRID — MILAN — MOSCOW — MUNICH — NEW DELHI — NEW YORK — PARIS — PITTSBURGH SAN DIEGO — SAN FRANCISCO — SHANGHAI — SILICON VALLEY — SINGAPORE — SYDNEY — TAIPEI — TOKYO — WASHINGTON

JONES DAY

ConAgra Foods, Inc.

September 13, 2012

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinion expressed herein is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York, in each case as currently in effect, and we express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction on the opinion expressed herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement on Form S-3 (Registration No. 333-177140) (the “Registration Statement”), filed by the Company to effect the registration of the Notes under the Securities Act of 1933 (the “Act”) and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day